EXHIBIT 99.34

 EDCI HOLDINGS, INC.
Matthew K. Behrent
EVP Corporate Development & Legal Counsel
May 5, 2009

By Electronic Mail

Kathleen A. DeLaney
DeLaney & DeLaney LLC
3646 N. Washington Blvd.
Indianapolis, IN 46205
Tel: 317-920-0400 Main
Tel: 317-920-0500 Direct
Fax: 317-920-0404
kathleen@delaneylaw.net
www.delaneylaw.net

Re: EDCI Holdings, Inc., Entertainment Distribution Company, LLC, Entertainment Distribution Company (USA) LLC (together, the “Plaintiffs”) v. Michael Klinger

Kathleen,

In light of the discrepancies Plaintiffs identified to you in their correspondence of April 28, 2009 (the "First Klinger Vacation Discrepancy Analysis") between the vacation days actually taken by Mr. Klinger, versus those he self-reported to (for tracking purposes), Plaintiffs once again write to encourage your client to resubmit his correct vacation day usage with suitable backup, at a minimum for his employment since May 31, 2005.

If you are concerned about any prejudice to your client's future litigation position from discussing this issue, Plaintiffs are amenable to treating such communications as settlement communications (under Rule 408 of the Federal and Indiana rules of evidence) and would agree to treat the discussions as confidential.  Our concern is to see if the parties can reach an agreement on the amount of unused vacation compensation, if any, due to Mr. Klinger.

Plaintiffs continue to assert Mr. Klinger has no legal entitlement to the payment of any accrued vacation as a result of Plaintiffs’ justifiable termination of Mr. Klinger’s employment with Cause.  However, to the extent you intend to argue your client is entitled to accrued vacation, we note that due to the significant discrepancies and the continued silence by you and your client, Plaintiffs are simply left with no way to evaluate whether your client has in fact accrued any vacation, regardless of his right to be compensated for it.  Following extensive communications with regulators, it is clear to Plaintiffs that their only recourse is to continue to request corrected vacation information from your client.  Regardless, we are confident any Court would place great weight on all of Plaintiffs’ good faith efforts to analyze, discuss and potentially resolve this matter, especially in light of the ample evidence we have provided, and the fact that Mr. Klinger - unlike an average employee - was a highly-compensation, “C” level executive who self-reported his vacation.

Please also let your client know that on Monday, May 5, 2009, a check in the amount of $9,407.20 was mailed to him as a reimbursement for the combined expenses report you forwarded to Mr. Pope on April 27, 2009.  The reimbursed amount differs slightly from the total

EDCI Holdings, Inc. – 1755 Broadway, 4th Floor – New York, NY 10019 – 212.331.2762

Ms. Kathleen A. Delaney
May 5, 2009

amount submitted by Mr. Klinger for reimbursement of $9,598.88 (a difference of $191.68).  The difference relates primarily  to one item which Mr. Klinger submitted for reimbursement when in fact the amount was charged to a corporate card that was directly paid by Plaintiffs.  This amount was for $201.68 and the receipt that Mr. Klinger submitted was dated January 22, 2009.  It was part of an expense report dated March 30, 2009. The remaining $10 difference was due to an error made by Mr. Klinger when completing one of his expense reports - he brought forward a cab fare expense of $64 whereas the detail support equaled $74.  If Mr. Klinger disagrees with these exceptions, please let us know.

Plaintiffs are also providing you with copies of additional emails of Mr. Klinger that further corroborate that Mr. Klinger appears to have failed to properly report his actual vacation day usage. As in the First Klinger Vacation Discrepancy Analysis, these emails relate only to vacations that appear improperly reported in the second half of 2008.

    1.  Exhibit A. In an email dated June 2, 2008 at 11:08AM, Mr. Friedman informs Mr. Klinger that "I'm using your office today".  Mr. Klinger responds by email that same day at 11:20AM, "Enjoy It."  Later that day, at 4:00PM, Mr. Klinger replies to a request for assistance from a colleague by noting "I'll be back in the office
                      Tue AM.  Is that soon enough?" June 2, 2008 was listed as a scheduled vacation - "Off Monday June 2 - my annual physical and tests" - in the email from Mike
      Klinger dated May 21, 2008 that was included in Exhibit B of the First Klinger Vacation Discrepancy Analysis (the "Klinger Planned Vacation Email"). June 2, 2008
                      was not listed as a corroborated day in the First Klinger Vacation Discrepancy Analysis, and is thus an additional day of vacation that Mr. Klinger appears to have failed to properly self report.

    2.     Exhibit B. In an email dated Friday, June 6, 2008 - that is a follow up to the prior email chain included in Exhibit B to the First Klinger Vacation Discrepancy
                    Analysis, where Mr. Klinger stated "I'm off on vacation thru next week", Mr. Klinger clarifies that he is not only on vacation through the following week, but "will be camping with the Boy Scouts out in the wilderness until next Sunday, so probably will be out of pocket until then." (Emphasis added) This email thus provides further corroboration to the 6 day vacation from June 6, 2008 to June 13, 2008 identified in the First Klinger Vacation Discrepancy Analysis, in addition to the explicit listing of 5 of those days as "Summer Camp" in Mr. Klinger Microsoft Outlook Calendar and the listing of all 6 of those days as a scheduled vacation - "Off for BSA Summer Camp (6/6 - 6/13)" - in the "Klinger Planned Vacation Email.

   3.  Exhibit C. In an email dated July 3, 2008 from Mr. Klinger to Sherry Neaver, Mr. Klinger notes "Elaine and I are taking off next week (actually starting this afternoon)
                    with the hopes of getting things done around the house".  In an email dated July 7, 2008, at 8:44AM to Tom Costabile, Mr. Klinger notes “I am out in the pasture doing things you can't even imagine.” In an email dated July 7, 2008, at 11:55AM to Elaine Breen, Mr. Klinger notes "Sam just got up.  I'm on the way to take a shower."  Later in the day, at 12:14PM, Mr. Klinger responds to the question "What are your immediate plans?" from Elaine Breen by replying "Heading to
                    Frys and eating." These emails thus provide even further corroboration to Mr. Klinger's 5 day vacation from July 7, 2008 to July 11, 2008 identified in the
                    First Klinger Vacation Discrepancy Analysis, in addition to the lack of any security card swipes on each of those days, the explicit listing of those days as "Vacation" in Mr. Klinger's Microsoft Outlook Calendar and the

EDCI Holdings, Inc. – 1755 Broadway, 4th Floor – New York, NY 10019

Ms. Kathleen A. Delaney
May 5, 2009

                    listing of all 5 of those days as a scheduled vacation - "Family Vacation - not the Grand Canyon July 7 - 11" - in the Klinger Planned Vacation Email. The
                    July 3, 2008 email also indicates that another day not included in the First Klinger Vacation Discrepancy Analysis - July 3, 2008 - was at best only a half day of work.
                    Insofar as July 2 also a day with no security card swipes, it is possible phone records may confirm this was in fact another full day that Mr. Klinger failed to report.

    4.     Exhibit D. In an email dated July 15, 2008, Mr. Klinger replies to an email from Tom Costabile requesting a meeting on Thursday by stating “Friday would be much better for me. We have our Poultry show on Thurs and Friday is the Rabbit show- I would be most needed to help with the poultry.”  In an email dated
                     July 17, 2008, Mr. Klinger informs various associates that the "4H Poultry Show is this morning so will be in after lunch."  This email thus provides a third corroboration to Mr. Klinger's vacation on Thursday, July 17 identified in the First Klinger Vacation Discrepancy Analysis, in addition to the lack of any security card swipes and the explicit listing of that day as "4H Fair" in Mr. Klinger's Microsoft Outlook Calendar. At best, Mr. Klinger failed to report a half day of vacation on this day, but given the lack of any security card swipes that day, and the fact Mr. Klinger did not send any outgoing emails that day between
                     12:02PM EDT and 6:48PM EDT, it appears likely Mr. Klinger in fact took the entire day.  Further, on the Monday, July 21, 2008 following the three days listed in
                     Mr. Klinger's calendar as "4H Fair", Mr. Klinger replies to an email that was sent the prior Thursday, July 17, 2008 by noting "Been out for a few days, so just read your email."  (Emphasis added).

Plaintiffs remind you that we are expanding this review to include an analysis of Mr. Klinger’s office and cell phone records, and all of his Microsoft Office E-mails, and extending the analysis into all periods of Mr. Klinger’s employment, including by subpoena to Universal Music Group. Plaintiffs will also pursue discovery of related personal records of Mr. Klinger to further corroborate that analysis.

Plaintiffs note they reserve all legal rights, including those we may have to dispute both the actual vacation days taken by Mr. Klinger, his legal entitlement to the payment of any accrued vacation as a result of Plaintiffs’ justifiable termination of Mr. Klinger’s employment with Cause, and whether Mr. Klinger’s failure to properly record his vacations may also constitute acts of dishonesty or fraud resulting in personal enrichment that could constitute further grounds for termination of Mr. Klinger’s employment with Cause.

Regards,

Matthew Behrent
Executive Vice President, Corporate Development & Legal Counsel
On behalf of the Plaintiffs

EDCI Holdings, Inc. – 1755 Broadway, 4th Floor – New York, NY 10019